UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2006
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)		60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
Signature
INDEX TO EXHIBITS
Item 8.01. Other Events.
On August 4, 2006, pursuant to the Indenture, dated as of September 29, 1998 between Wintrust Financial Corporation (the “Company”) and Wilmington Trust Company (“Wilmington”), as Indenture Trustee, the Company gave notice to Wilmington, as Property Trustee of Wintrust Capital Trust I (the “Trust”), of its intention to redeem on September 5, 2006 all $32,010,310 aggregate principal amount of its 9.0% subordinated debentures due 2028 (the “Debentures”) held by the Trust. The redemption price will be equal to 100% of the principal amount of the Debentures, or $32,010,310, plus accrued and unpaid interest to the redemption date.
As a result of the redemption of the Debentures, and pursuant to the Amended and Restated Trust Agreement, dated as of September 29, 1998 among the Company, Wilmington, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, the 9.0% Cumulative Trust Preferred Securities (the “Preferred Securities”) issued by the Trust will be redeemed on September 5, 2006.
On August 4, 2006, the Company issued a press release announcing the redemption of the Preferred Securities. The press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit
99.1           News release dated August 4, 2006 issued by Wintrust Financial Corporation.

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: August 4, 2006

INDEX TO EXHIBITS
Exhibit
99.1           News release dated August 4, 2006 issued by Wintrust Financial Corporation.

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